As filed with the Securities and Exchange Commission on June 18, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Volato Group, Inc.

(Exact name of registrant as specified in its charter.)

Delaware	86-2707040
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1954 Airport Road

Suite 124

Chamblee, Georgia 30341

844-399-8998

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Matthew Liotta

Chief Executive Officer

1954 Airport Road

Suite 124

Chamblee, Georgia 30341

844-399-8998

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Kate L. Bechen

Hallie D. Heath

Dykema Gossett PLLC

111 E. Kilbourn Ave., Suite 1050

Milwaukee, WI 53202

(414) 488-7300

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders named in this preliminary prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and the selling stockholders named in this preliminary prospectus are not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JUNE 18, 2026

Volato Group, Inc.

6,500,000 Shares of Common Stock

This prospectus relates to the resale from time to time of up to 6,500,000 shares (the “Shares”) of Class A common stock, par value $0.0001 per share (“Common Stock”), of Volato Group, Inc. (“we”, “us”, “our” or the “Company”) by the selling stockholders identified herein (collectively, with any of such selling stockholders’ pledgees, assignees and successors-in-interest, the “Selling Stockholders”). The Shares were issued pursuant to the terms of the Securities Purchase Agreement, dated as of June 7, 2026, that we entered into with the Selling Stockholders (the “SPA”). The Shares were sold at a per share price of $0.34. All securities acquired by the Selling Stockholders pursuant to the terms of the SPA were acquired in private transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). For additional information regarding the SPA, see “Prospectus Summary – The Selling Stockholder Transaction”.

Our registration of the resale of the shares of Common Stock covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the Shares. We will not receive any proceeds from the resale of the Shares by the Selling Stockholders in this offering. However, we received $2,210,000 in aggregate gross proceeds in connection with the issuance and sale of the Shares, before deducting transaction fees and offering expenses. We intend to use the net proceeds from the sale of the Shares for general corporate and working capital purposes. Our management will have broad discretion in the application of such proceeds. All selling and other expenses incurred by the Selling Stockholders will be paid by the Selling Stockholders, except for certain legal fees and expenses, which will be paid by us. The Selling Stockholders may sell, transfer or otherwise dispose of any or all of the Shares offered by this prospectus from time to time on the NYSE American LLC (“NYSE American”) or any other stock exchange, market, or trading facility on which the shares of Common Stock are traded, or in private transactions. The Shares may be offered and sold or otherwise disposed of by the Selling Stockholders at fixed prices, market prices prevailing at the time of sale, prices related to prevailing market prices, or privately negotiated prices. Refer to the section entitled “Plan of Distribution” for more information regarding how the Selling Stockholders may offer, sell, or dispose of their Shares. We will bear all fees and expenses incident to our obligation to register the Shares.

Our Common Stock is traded on the NYSE American under the symbol “SOAR”. On June 16, 2026, the last reported sale price of our Common Stock on the NYSE American was $0.1889 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Investing in our Common Stock involves risks. Before buying any shares of Common Stock, you should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page 5 of this prospectus and in the documents incorporated by reference into this prospectus, including our Annual Report on Form 10-K for the year ending December 31, 2025.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the Selling Stockholders may, from time to time, offer and sell or otherwise dispose of the shares of our Common Stock covered by this prospectus. We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part. The prospectus supplement or post-effective amendment may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. The registration statement we filed with the SEC, of which this prospectus forms a part, includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus, any post-effective amendment, and any applicable prospectus supplement and the related exhibits filed with the SEC before making your investment decision. The registration statement and the exhibits can be obtained from the SEC, as indicated under the section entitled “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus. Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholders take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither we nor the Selling Stockholders are making an offer to sell our Common Stock in any jurisdiction where the offer or sale thereof is not permitted. You should not assume that the information appearing in this prospectus any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read the entirety of this prospectus before making an investment decision.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus forms a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference herein. This summary does not contain all of the information you should consider before investing in our shares of Common Stock. Before deciding to invest in our shares of Common Stock, you should read this entire prospectus carefully, including the section of this prospectus entitled “Risk Factors” beginning on page 5 and under similar headings in the other documents that are incorporated by reference into this prospectus. As used in this prospectus, unless the context requires otherwise, the terms “Company,” “Volato,” “we,” “our” and “us” refer to Volato Group, Inc. and its consolidated subsidiaries.

Company Overview

We initially operated under the name Aerago, Inc., which was formed on January 7, 2021, in the State of Georgia. On August 31, 2021, Aerago, Inc. filed an amendment to its Articles of Incorporation to change its name to Volato, Inc. On December 1, 2023, we consummated a business combination transaction (the “Business Combination”) pursuant to a business combination agreement (the “Business Combination Agreement”), dated August 1, 2023 between the Company, PACI Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“Merger Sub”), and Volato, Inc. Pursuant to the terms of the Business Combination Agreement, Merger Sub merged with and into Volato, Inc., with Volato, Inc. surviving the merger as a wholly-owned subsidiary of the Company. In connection with the consummation of the Business Combination, the Company changed its name from “PROOF Acquisition Corp I” to “Volato Group, Inc.”

Volato is an aviation company advancing the industry with innovative solutions in aviation software and on-demand flight access. Historically, we generated revenue through our aircraft ownership program. This program was a focused commercial strategy including deposit products, charter flights, and aircraft management services. Our aviation experience led to the development of our proprietary software, products, and applications – “Mission Control”, “Vaunt”, and “Parslee”. Mission Control drives efficiency across operations and supports operators in managing fractional ownership, charter, and other services, Vaunt is an experiential private aviation platform that connects travelers to private, empty leg flights, and Parslee is a document intelligence platform that enhances the performance of leading large language models (“LLMs”) by adding deterministic structure and auditability to complex documents such as contracts and SEC filings. With a commitment to advanced technology and customer-focused solutions, we are building scalable tools to elevate service quality and operational effectiveness in private aviation.

In September 2024, we announced an agreement with flyExclusive, Inc. (“flyExclusive”) to transition the management of our aircraft ownership program fleet operations to flyExclusive. Our management expects that this arrangement will provide substantial cost savings to the Company and allow us to focus on high-growth proprietary software sales.

The Selling Stockholder Transaction

On June 7, 2026, we entered into the SPA and a related registration rights agreement (described below) with the Selling Stockholders. In accordance with the SPA, we agreed to sell and issue the Shares to the Selling Stockholders at a per share price of $0.34. The closing of the transactions was subject to the satisfaction of certain customary closing conditions including, without limitation, approval by the NYSE American of a supplemental listing application for the Shares and delivery by us of freely tradeable securities of a third-party, as more fully described in the SPA, to Catheter Precision, Inc. (NYSE American: VTAK) (“Lead Investor”) as consideration for the Lead Investor’s participation in the offering. The offering closed on June 18, 2026 and we received gross proceeds of $2,210,000 from the offering, before deducting transaction fees and offering expenses.

The SPA contains customary representations and warranties by the parties, covenants, and indemnification provisions by us, including an agreement that we will not to enter into any Variable Rate Transactions (as defined below) for a period of nine months from the Effective Date (as defined in the SPA), subject to certain customary exceptions described in the SPA. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an at-the-market facility, whereby the Company may issue securities at a future determined price, regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently cancelled. The Selling Stockholders are entitled to obtain injunctive relief against the Company to preclude any such issuances, which remedy would be in addition to any right to collect damages.

We also agreed to reimburse the Selling Stockholders for all costs and expenses incurred by them or their respective affiliates in connection with the structuring, documentation, negotiation and closing of the transactions, subject to a cap of $25,000.

1

In connection with execution of the SPA, on June 7, 2026, the parties also entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which we agreed to file the registration statement of which this prospectus forms a part no later than ten (10) calendar days following the execution of the Registration Rights Agreement. On June 18, 2026, the parties entered into an Amendment No. 1 to Registration Rights Agreement to extend the filing deadline to 5:30 p.m. Eastern Time on June 18, 2026. All other terms of the Registration Rights Agreement remain unchanged.

We also agreed to use commercially reasonable efforts to have the registration statement declared effective by the SEC as promptly as possible, but in no event later than the fifth trading day after the date that we are notified by the SEC that the registration statement will not be reviewed or will not be subject to further review (the “Effectiveness Deadline”). However, in the event of a federal government shutdown that results in the SEC staff being furloughed and unavailable to conduct a review of the registration statement, the Effectiveness Deadline will be extended by the number of calendar days of such government shutdown.

Once effective, we agreed to use our best efforts to keep the registration statement continuously effective until the date that all Shares covered by the registration statement (i) have been sold, either under the registration statement or pursuant to Rule 144 (“Rule 144”) promulgated under the Securities Act, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 (the “Effectiveness Period”).

We also agreed to, on the date of any “Event” (as defined in the Registration Rights Agreement and further described below) and on each monthly anniversary of any such date until the applicable Event is cured, pay each Selling Stockholder an amount in cash equal to 2% of the aggregate subscription amount paid by such Selling Stockholder pursuant to the SPA as partial liquidated damages in addition to any other rights the Selling Stockholders may have upon the occurrence of any Event. The parties agreed that the maximum aggregate liquidated damages payable to a Selling Stockholder will be 18% of the aggregate subscription amount paid by such Selling Stockholder pursuant to the SPA. If we fail to pay any liquidated damages in full within seven (7) days, we will also pay interest at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Selling Stockholders, accruing daily from the date the liquidated damages are due until all amounts, including all interest amounts, are paid in full. An “Event” includes, for example, and among other things, failure to timely file a request to accelerate effectiveness with the SEC, failure to have the registration statement declared effective by the Effectiveness Deadline, and failure to maintain effectiveness during the Effectiveness Period. However, an Excluded Registration Event (as defined in the SPA and further described below), will not constitute an Event or give rise to any liquidated damages, interest, penalty, or any other payment obligation under the Registration Rights Agreement. An “Excluded Registration Event” includes, for example, and among other things, any delay or missed deadline caused by or resulting from SEC review or a required disclosure update.

The SPA contains customary representations and warranties by the parties, covenants, and indemnification provisions by us and the Registration Rights Agreement contains customary covenants and obligations of the parties. Among other things, each Selling Stockholder represented to us that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). We offered and issued the Shares pursuant to the SPA in reliance upon the exemptions from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

NYSE American Compliance

Our Common Stock is currently listed on the NYSE American under the symbol “SOAR”. On March 17, 2026, we received a notice from NYSE American advising us that we are not in compliance with the NYSE American continued listing standards set forth in (i) Section 1003(a)(i) of the NYSE American Company Guide (the “Company Guide”) requiring a company to have stockholders’ equity of at least $2.0 million if it has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years and (ii) Section 1003(a)(ii) of the Company Guide requiring a company to have stockholders’ equity of at least $4.0 million if it has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years (collectively, the “Minimum Stockholders’ Equity Requirements”). On April 16, 2026, we submitted a plan (the “Compliance Plan”) to NYSE American outlining certain actions that we have taken and will take to regain compliance with the Minimum Stockholders’ Equity Requirements by December 17, 2026.

2

On June 3, 2026, NYSE American notified us that it reviewed and accepted the Compliance Plan and granted us through December 17, 2026 to regain compliance with the Minimum Stockholders’ Equity Requirements (the “Compliance Period”). During the Compliance Period, we are subject to periodic review by NYSE American to determine if we are making progress consistent with the Compliance Plan. There is no immediate impact on the listing of our Common Stock on NYSE American. Our Common Stock will continue to be listed and traded on NYSE American under the ticker “SOAR” during the Compliance Period, subject to our compliance with the other continued listing standards of NYSE American. If we do not regain compliance with the Minimum Stockholders’ Equity Requirements by December 17, 2026, or if we do not make sufficient progress consistent with our Compliance Plan during the Compliance Period, then NYSE American may initiate delisting proceedings to delist our Common Stock.

We are committed to regaining compliance with the Minimum Stockholders’ Equity Requirements. Although management believes we will be able to achieve compliance with the Minimum Stockholders’ Equity Requirements, there can be no assurance we will be able to regain compliance with such requirements or maintain compliance with any other listing requirements within the time frame required by NYSE American or at all. If NYSE American determines that we fail to meet the continued listing standards of NYSE American, our Common Stock may be delisted from NYSE American.

Recent Events

On July 28, 2025, we entered into an Agreement and Plan of Merger and Reorganization (as subsequently amended, the “Merger Agreement”) with Volato Merger Subsidiary, Inc., a Nevada corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and M2i Global, Inc., a Nevada corporation (“M2i Global”), pursuant to which Merger Sub would merge with and into M2i Global, with M2i Global surviving the merger as a wholly-owned subsidiary of the Company.

On June 4, 2026, we delivered written notice to M2i Global terminating the Merger Agreement and abandoning the transactions contemplated by the Merger Agreement, primarily because the conditions to closing set forth in the Merger Agreement were not satisfied or waived by March 31, 2026. Following the termination, we are evaluating unsolicited letters of intent that management believes may provide greater value to our stockholders than the transactions contemplated by the Merger Agreement. We intend to continue evaluating other possible strategic transactions and opportunities to enhance stockholder value. However, there can be no assurance that any such discussions, evaluations or efforts will result in a definitive agreement or a completed transaction.

Corporate Information

Our business mailing address is 1954 Airport Rd., Suite 124, Chamblee, Georgia 30341 and our telephone number is 844-399-8998. We also maintain a website at volatoai.com. The information contained in or accessible from our website is not incorporated into this prospectus, and you should not consider it part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. You should not rely on any such information in making the decision of whether to purchase our securities.

3

THE OFFERING

Terms of the offering	The Selling Stockholders and any of their pledgees, assignees and successors-in-interest will determine when and how they sell the Shares offered in this prospectus and may, from time to time, sell any or all of their Shares covered hereby on the NYSE American or any other stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions. These sales may be at fixed or negotiated prices. See “Plan of Distribution.”

Common Stock offered by Selling Stockholder	Up to 6,500,000 shares of Common Stock.

Common Stock outstanding prior to this offering	32,836,982 shares of Common Stock (as of June 16, 2026).

Common Stock to be outstanding after this offering	39,336,982 shares of Common Stock, assuming the sale of all of the Shares.

Use of proceeds

The Selling Stockholders will receive all of the proceeds from the sale of the Shares offered for sale by them under this prospectus. We will not receive any proceeds from the sale of the Shares offered by the Selling Stockholders.

We received $2,210,000 in aggregate gross proceeds in connection with the issuance and sale of the Shares, before deducting transaction fees and offering expenses. We intend to use the net proceeds from the sale of the Shares for general corporate and working capital purposes. Our management will have broad discretion in the application of such proceeds.

For more information, see “Use of Proceeds.”

Risk factors	Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our Common Stock.

Market for the Common Stock	Our Common Stock is traded on the NYSE American under the symbol “SOAR”.

The number of shares of our Common Stock to be outstanding upon completion of this offering is based on 32,836,982 shares of our Common Stock outstanding as of June 16, 2026 and excludes:

●	16,509 shares of Common Stock issuable upon exercise of options outstanding as of June 16, 2026;

●	52,957 shares of Common Stock available for future issuance under the Company’s 2021 Stock Incentive Plan as of June 16, 2026;

●	23,005 shares of Common Stock available for future issuance under the Company’s 2023 Stock Incentive Plan as of June 16, 2026;

●	39,060 shares of Common Stock available for future issuance under the Company’s 2025 Stock Incentive Plan as of June 16, 2026;

●	552,000 shares of Common Stock issuable upon the exercise of public warrants as of June 16, 2026; and

●	609,040 shares of Common Stock issuable upon the exercise of private placement warrants as of June 16, 2026.

4

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, on file with the SEC, and those risk factors identified in reports subsequently filed with the SEC, including our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus. In addition to the information, documents or reports included or incorporated by reference in this prospectus and, if applicable, any prospectus supplement or other offering materials, you should carefully consider the risks described below in addition to the other information contained in this prospectus, before making an investment decision. Our business, financial condition or results of operations could be harmed by any of these risks. As a result, you could lose some or all of your investment in our Common Stock. The risks and uncertainties described below are not the only ones we face. Additional risks not currently known to us or other factors not perceived by us to present significant risks to our business at this time also may impair our business operations. Certain statements in this section, or which are incorporated by reference in this section, are forward-looking statements. You should read the explanation of the qualifications and limitations on such forward-looking statements discussed under “Cautionary Note Regarding Forward-Looking Statements” in this prospectus. For additional information, see “Where You Can Find More Information.”

Risks Related to This Offering

The Selling Stockholders may choose to sell the Shares at prices below the current market price of our Common Stock.

The Selling Stockholders are not restricted as to the prices at which they may sell or otherwise dispose of the Shares covered by this prospectus. Sales or other dispositions of the Shares below the then-current market price of our Common Stock could adversely affect the market price of our Common Stock.

Resales of our Common Stock in the public market by our stockholders as a result of this offering may cause the market price of our Common Stock to fall.

Sales of substantial amounts of our Common Stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our Common Stock. The issuance of new shares of Common Stock could result in resales of our Common Stock by our current stockholders concerned about the potential ownership dilution of their holdings. Furthermore, in the future, we may issue additional shares of Common Stock or other equity or debt securities exercisable or convertible into Common Stock. Any such issuance could result in substantial dilution to our existing stockholders and could cause our stock price to decline.

Stockholders may experience future dilution of their ownership interest as a result of future equity offerings by us and other issuances of our Common Stock or other securities. In addition, any future issuance of our Common Stock or other securities may adversely affect our Common Stock price.

The Shares will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of shares of our Common Stock may be sold in the public market following this offering. If there are significantly more shares of our Common Stock offered for sale than buyers are willing to purchase, then the market price of our Common Stock may decline to a market price at which buyers are willing to purchase the offered Common Stock and sellers remain willing to sell our Common Stock. The issuance of our Common Stock or any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could also adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares for sale will have on the market price of our Common Stock.

In addition, in order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share as prior issuances and sales of Common Stock. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share previously paid by investors, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock or securities convertible into Common Stock in future transactions may be higher or lower than the prices per share. Stockholders will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of Common Stock under our stock incentive programs. In addition, the issuance of the Shares and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares for sale will have on the market price of our Common Stock.

We will have broad discretion as to the proceeds that we received from the sale of the Shares under the SPA and we may not use the proceeds effectively.

We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders pursuant to this prospectus. However, we received $2,210,000 in aggregate gross proceeds in connection with the issuance and sale of the Shares, before deducting transaction fees and offering expenses. We intend to use the net proceeds from the sale of the Shares for general corporate and working capital purposes. Our management will have broad discretion in the application of such proceeds, including for any of the purposes described in the section titled “Use of Proceeds,” and we could spend the proceeds in ways our stockholders may not agree with or that do not yield a favorable return, if at all. You will not have the opportunity, as part of your investment decision, to assess whether such proceeds are being used in a manner agreeable to you. You will be relying on the judgment of our management concerning these uses and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our Common Stock to decline.

5

The SPA contains certain restrictive covenants that may make it difficult to obtain additional financing in sufficient amounts or on acceptable terms.

The SPA contains, among others, provisions that impose limitations on our ability to participate in Variable Rate Transactions for a period of nine months from the Effective Date (as defined in the SPA), subject to certain customary exceptions, which may make it difficult to obtain additional financing in sufficient amounts or on acceptable terms. If we require additional funding while the restrictive covenants remain in effect, we may be unable to complete a financing transaction while remaining in compliance with the terms of the SPA, or we may be forced to seek a waiver from the Selling Stockholders. Any inability to obtain additional financing, if needed, could adversely affect our ability to finance our operations or capital needs.

If we are unable to comply with the continued listing requirements of the NYSE American, then our Common Stock may be delisted from the NYSE American.

Our Common Stock is currently listed on the NYSE American under the symbol “SOAR”. If we are unable to comply with the continued listing requirements of the NYSE American, our Common Stock will be delisted from the NYSE American, which will limit investors’ ability to effect transactions in our Common Stock and subject us to additional trading restrictions. For example, in order to maintain our listing, we must maintain a minimum amount of stockholders’ equity. In addition to this objective standard, NYSE American may delist the securities of any issuer for other reasons involving the judgment of NYSE American, including if our Common Stock sells at a low price per share for a substantial period of time.

On March 17, 2026, we received a notice from NYSE American advising us that we are not in compliance with the Minimum Stockholders’ Equity Requirements (as described in the section titled “Prospectus Summary – The Selling Stockholder Transaction”). On April 16, 2026, we submitted our Compliance Plan to NYSE American and on June 3, 2026, NYSE American notified us that it reviewed and accepted the Compliance Plan. During the Compliance Period, we are subject to periodic review by NYSE American to determine if we are making progress consistent with the Compliance Plan. There is no immediate impact on the listing of our Common Stock on NYSE American. Our Common Stock will continue to be listed and traded on NYSE American under the ticker “SOAR” during the Compliance Period, subject to our compliance with the other continued listing standards of NYSE American. If we do not regain compliance with the Minimum Stockholders’ Equity Requirements by December 17, 2026, or if we do not make sufficient progress consistent with our Compliance Plan during the Compliance Period, then NYSE American may initiate delisting proceedings to delist our Common Stock.

If our Common Stock is delisted from the NYSE American, then we could face significant and material adverse consequences as a result and our investors may experience limitations upon their ability to effect transactions in our Common Stock.

If the NYSE American delists our Common Stock from trading on its exchange, including if such delisting were to occur immediately without being able to submit a compliance plan or appeal such delisting, and we are not able to list our securities on another national securities exchange (though we expect our Common Stock would qualify to be quoted on an over-the-counter market), we could face significant material adverse consequences, including:

●	limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	substantial impairment on our ability to raise additional funds;

●	loss of institutional investor interest and a decreased ability to issue additional securities or obtain additional financing in the future;

●	determination that our Common Stock is a “penny stock,” which would require brokers trading in our Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	limited amount of news and analyst coverage; and

●	potential breaches of representations or covenants of our agreements pursuant to which we made representations or covenants relating to our compliance with applicable listing requirements, which, regardless of merit, could result in costly litigation, significant liabilities and diversion of our management’s time and attention and could have a material adverse effect on our financial condition, business and results of operations.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our Common Stock is listed on the NYSE American, our Common Stock qualifies as a covered security under such statute. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. If we were no longer listed on the NYSE American, our Common Stock would not be a covered security, and we would be subject to regulation in each state in which we offer our Common Stock and other securities.

6

Neither we nor the Selling Stockholders have authorized any other party to provide you with information concerning us or this offering.

You should carefully evaluate all of the information in this prospectus and the registration statement of which this prospectus forms a part. We may receive media coverage regarding our Company, including coverage that is not directly attributable to statements made by our officers, directors, or employees, that incorrectly reports on statements made by our officers, directors, or employees, or that is misleading as a result of omitting information provided by us, our officers, directors, or employees. Neither we nor the Selling Stockholders have authorized any other party to provide you with information concerning us or this offering, and such recipients should not rely on this information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations, financial position, market size and opportunity, our business strategy and plans, the factors affecting our performance and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “expect,” “objective,” “plan,” “potential,” “seek,” “grow,” “target,” “if,” the negative of such terms, or other similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the section of this prospectus titled “Risk Factors.” Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

●	our ability to successfully implement our growth strategies;

●	our ability to expand existing products and service offerings or launch new products and service offerings;

●	our ability to achieve or maintain profitability in the future;

●	our ability to regain compliance with all continued listing requirements of the NYSE American and maintain the listing of our Common Stock on the NYSE American;

●	geopolitical events and general economic conditions;

●	our ability to grow complementary products and service offerings;

●	our ability to adequately integrate past and future acquisitions into our business;

●	our ability to operate in a competitive market;

●	our ability to retain or attract key employees or other highly qualified personnel;

●	our ability to obtain or maintain adequate insurance coverage;

●	our ability to build and maintain strong brand identity for our products and services and expand our customer base;

7

●	our ability to respond to a failure in our technology to operate our business;

●	our ability to obtain financing or access capital markets in the future;

●	our ability to respond to regional downturns or severe weather or catastrophic occurrences or other disruptions or events;

●	our ability to respond to existing or new adverse regulations or interpretations thereof;

●	our ability to successfully defend litigation or investigations;

●	the impact of changes in U.S. tax laws;

●	our public securities’ potential liquidity and trading; and

●	other factors detailed under the section titled “Risk Factors.”

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we do not intend to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should read this prospectus, the documents that we reference or incorporate by reference in this prospectus, and the documents that we have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds of the sale of the Shares offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of Shares that may be sold from time to time pursuant to this prospectus.

However, we received $2,210,000 in aggregate gross proceeds in connection with the issuance and sale of the Shares, before deducting transaction fees and offering expenses. We intend to use the net proceeds from the sale of the Shares for general corporate and working capital purposes. Our management will have broad discretion in the application of such proceeds.

The Selling Stockholders will pay all incremental selling expenses relating to the sale of the Shares, including underwriters’ or agents’ commissions and discounts, brokerage fees, underwriter marketing costs and all reasonable fees and expenses of any legal counsel representing the Selling Stockholders. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus, including, without limitation, all registration and filing fees, printing and delivery fees, NYSE American listing fees, and fees and expenses of our counsel and our accountants.

8

SELLING STOCKHOLDERS

The Selling Stockholders listed in the table below may from time to time offer and sell any or all of the Shares set forth below pursuant to this prospectus. When we refer to the Selling Stockholders in this prospectus, we refer to the entity listed in the table below, and the pledgees, assignees, successors-in-interest, and other permitted transferees that hold any of the Selling Stockholders’ interest in the Shares after the date of this prospectus.

The Shares being offered by the Selling Stockholders are those previously issued to the Selling Stockholders. For additional information regarding the issuances of those Shares, see “Prospectus Summary – The Selling Stockholder Transaction” above. We are registering the Shares in order to permit the Selling Stockholders to offer the Shares for resale from time to time. Except for their ownership of our shares of Common Stock, the Selling Stockholders do not have, and have not had, any material relationship with us or any of our predecessors or affiliates within the past three years.

The table below lists the Selling Stockholders and certain other information provided by or on behalf of the Selling Stockholders regarding the beneficial ownership of our shares of Common Stock held by each Selling Stockholder as determined under the rules promulgated by the SEC. The second column lists the number of shares of our Common Stock beneficially owned by each Selling Stockholder, based on its ownership of our shares of Common Stock as of June 16, 2026. The third column lists the Shares being offered by this prospectus by each Selling Stockholder. In accordance with the terms of the Registration Rights Agreement, this prospectus generally covers the resale of the Shares issued to the Selling Stockholders pursuant to the SPA, as further described in the section titled “Prospectus Summary – The Selling Stockholder Transaction” above. The fourth column assumes the sale of all of the Shares offered by the Selling Stockholders pursuant to this prospectus.

The Selling Stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their Shares after the date on which it provided us with information regarding such securities. Any changed or new information given to us by the Selling Stockholders, including regarding the identity of, and our securities held by, the Selling Stockholders, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary. The Selling Stockholders may sell all, some, or none of the Shares in this offering. See the section titled “Plan of Distribution.”

Name and Address of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to the Offering (1)	Maximum Number of Shares to be Sold Pursuant to this Prospectus (2)	Number of Shares of Common Stock Beneficially Owned After the Offering (2)	Percentage Beneficially Owned After the Offering (2)
Catheter Precision, Inc. (3)	2,941,175	2,941,175	—	—
SEG Opportunity Fund, LLC (4)	1,779,412	1,779,412	—	—
C/M Capital Master Fund, LP (5)	1,779,412	1,779,412	—	—

(1)	Includes an aggregate of 6,500,000 Shares issued pursuant to the SPA, consisting of: (i) 2,941,175 Shares issued to Catheter Precision, Inc., (ii) 1,779,412 Shares issued to SEG Opportunity Fund, LLC, and (iii) 1,779,412 Shares issued to C/M Capital Master Fund, LP.
(2)	Assumes that the Selling Stockholders will sell all of the Shares offered under this prospectus.
(3)

The principal business address for Catheter Precision, Inc. is 1670 Highway 160 West, Suite 205, Fort Mill, SC, 29708. David Jenkins serves as Chief Executive Officer of Catheter Precision, Inc. and is deemed to be beneficial owner of, and holds voting and dispositive power over, the Shares held by Catheter Precision, Inc.

(4)

The principal business address for SEG Opportunity Fund, LLC is 135 Sycamore Drive, Roslyn, NY 11576. Joseph Reda, as Manager, Jonathan Schechter, as Member, and Gregory Castaldo, as Member, each may be deemed to be beneficial owner of, and holds voting and dispositive power over, the Shares held by SEG Opportunity Fund, LLC.

(5)

The principal business address for C/M Capital Master Fund, LP is 111 Brickell Ave., Ste. 2920, Miami, FL 33131. Thomas Walsh serves as Fund Manager for C/M Capital Master Fund, LP. Thomas Walsh and Jonathan Juchno may be deemed to be beneficial owner(s) of, and to hold shared voting and dispositive power over, the Shares held by C/M Capital Master Fund, LP.

9

PLAN OF DISTRIBUTION

Each Selling Stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Shares covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling Shares, unless it is contractually bound not to:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell Shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of Shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the Shares or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions they assume. The Selling Stockholders may also sell Shares short and deliver these Shares to close out their short positions, or loan or pledge the Shares to broker-dealers that in turn may sell these Shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Each Selling Stockholder and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares.

10

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the Shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the Shares may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Dykema Gossett PLLC.

EXPERTS

The Company’s consolidated financial statements as of December 31, 2024 incorporated by reference into this prospectus have been audited by Rose, Snyder & Jacobs LLP, an independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about our ability to continue as a going concern as described in Note 2 to the financial statements). Such financial statements are included in reliance on their report given on their authority as experts in accounting and auditing.

The Company’s consolidated financial statements as of December 31, 2025 incorporated by reference into this prospectus have been audited by Elliott Davis, PLLC, an independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about our ability to continue as a going concern as described in Note 2 to the financial statements). Such financial statements are included in reliance on their report given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. Our SEC file number is 001-41104. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, (i) on or after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement and (ii) on or after the date of this prospectus but before the completion or termination of this offering:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 12, 2026, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 30, 2026;

●	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 15, 2026;

●	Our Current Reports on Form 8-K filed with the SEC on January 20, 2026, March 23, 2026, March 25, 2026, March 30, 2026, April 17, 2026, April 22, 2026, April 28, 2026, May 11, 2026, June 4, 2026, June 5, 2026; June 8, 2026, and June 18, 2026 (in each case, excluding any information furnished pursuant to Items 2.02 and 7.01 of Form 8-K); and

●	The description of our capital stock set forth in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 12, 2026.

11

Upon written or oral request, we will provide, without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost, by writing or telephoning us at the following address:

Volato Group, Inc.

Attn: Corporate Secretary

1954 Airport Road, Suite 124

Chamblee, Georgia 30341

844-399-8998

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into such registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, which includes amendments and exhibits, under the Securities Act and the rules and regulations under the Securities Act for the registration of the Shares being offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information that is in the registration statement and its exhibits and schedules. Statements in this prospectus that summarize documents are not necessarily complete, and in each case you should refer to the copy of the document filed as an exhibit to the registration statement. The registration statement and other public filings can be obtained from the SEC’s internet site at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website referred to above. You may request a copy of this prospectus by contacting us at: Volato Group, Inc. at 1954 Airport Rd., Suite 124, Chamblee, Georgia 30341. We also maintain a website at volatoai.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

12

Prospectus

Up to 6,500,000 Shares of Common Stock

               , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table presents the costs and expenses in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts and commissions, payable by us in connection with the sale of the Common Stock being registered. Except as otherwise noted, we will pay all of these amounts. All amounts are estimates except the SEC registration fee.

Amount Paid or to Be Paid
SEC registration fee	$168.76
Accounting fees and expenses	$35,000.00
Legal fees and expenses	$25,000.00
Printing fees and expenses	$5,000.00
Total	$65,168.76

Item 15. Indemnification of Directors and Officers

Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director or officer of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except where the director or officer breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit, or where the action is by or in the right of the corporation. Our Second Amended and Restated Certificate of Incorporation, as amended, provides for this limitation of liability.

Section 145 of the DGCL, provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted in respect of any claim as to which the person has been adjudged to be liable to the corporation unless the applicable court determines that the person is, nonetheless, fairly and reasonably entitled to indemnity for such expenses which such court deems proper. Our Third Amended and Restated Bylaws, as amended, provide that we must indemnify and advance expenses to our directors and officers to the full extent authorized by the DGCL.

We have entered into indemnification agreements with each of our directors and named executive officers. Such agreements may require us, among other things, to advance expenses and otherwise indemnify our directors and named executive officers against certain liabilities that may arise by reason of their status or service as directors or executive officers, to the fullest extent permitted by law.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, any provision of our Second Amended and Restated Certificate of Incorporation, as amended, and Third Amended and Restated Bylaws, as amended, agreement, vote of stockholders or disinterested directors or otherwise. Notwithstanding the foregoing, we shall not be obligated to indemnify or advance expenses to a director or officer in respect of a proceeding (or part thereof) initiated by such director or officer, unless such proceeding (or part thereof) was authorized by our board of directors.

Section 145 of the DGCL also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145. We currently maintain and expect to continue to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers. Additionally, certain of our non-employee directors may, through their relationships with their respective employers, be insured or indemnified against certain liabilities incurred in their capacity as members of our board of directors.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of our board of directors at the time such action occurred or immediately after such director has notice of the unlawful acts.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions. Ultimately, we believe that these provisions, the insurance, and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

II-1

Item 16. Exhibits

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of Volato Group, Inc., as amended through February 19, 2025 (incorporated by reference from Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on May 7, 2025).

3.2	Third Amended and Restated Bylaws of Volato Group, Inc., as amended through October 10, 2024 (incorporated by reference from Exhibit 3.2 to the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2025).

5.1*	Opinion of Dykema Gossett PLLC.

10.1	Form of Securities Purchase Agreement, dated June 7, 2026, between Volato Group, Inc. and the Selling Stockholders (incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 8, 2026).

10.2	Form of Registration Rights Agreement, dated June 7, 2026, between Volato Group, Inc. and the Selling Stockholders (incorporated by reference from Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 8, 2026).

10.3	Form of Amendment No. 1 to Registration Rights Agreement, dated June 18, 2026, between Volato Group, Inc. and the Selling Stockholders (incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 18, 2026).

23.1*	Consent of Elliott Davis, PLLC, Former Independent Registered Public Accounting Firm of Volato Group, Inc.

23.2*	Consent of Rose Snyder Jacobs, LLP, Former Independent Registered Public Accounting Firm of Volato Group, Inc.

23.3*	Consent of Dykema Gossett PLLC (included as part of Exhibit 5.1).

24.1*	Power of Attorney (included on signature page of this Registration Statement).

107*	Filing Fee Table.

*	Filed herewith.

II-2

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chamblee, State of Georgia, on June 18, 2026.

VOLATO GROUP, INC.

By:	/s/ Matthew Liotta
Matthew Liotta
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below appoints Matthew Liotta and Mark Heinen, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew Liotta	Chief Executive Officer and Director	June 18, 2026
Matthew Liotta	(Principal Executive Officer)

/s/ Mark Heinen	Chief Financial Officer	June 18, 2026
Mark Heinen	(Principal Financial Officer and Principal Accounting Officer)

/s/ Christopher Burger	Director	June 18, 2026
Christopher Burger

/s/ Nicholas Cooper	Director	June 18, 2026
Nicholas Cooper

/s/ Michael Nichols	Director	June 18, 2026
Michael Nichols

/s/ Alan D. Gaines	Director	June 18, 2026
Alan D. Gaines

II-4